Exhibit 10.1

2014 Executive Incentive Payment Plan

1.	Target Incentive Payment Amount

•	40% of annual base salary (Sally Washlow)

•	35% of annual base salary (Robert Ben)

•	25% of annual base salary (other participants)

2.	Criteria

Incentive payment amount tied to a targeted Cobra Electronics Corporation consolidated operating profit of (“Operating Profit Target”) calculated in accordance with generally accepted accounting principles without regard to extraordinary or other nonrecurring or unusual items unless the Compensation Committee determines that any such extraordinary, nonrecurring or unusual item shall not be disregarded (“Consolidated Operating Profit”).

3.	Payment Tiers Based on Consolidated Operating Profit

• Less than 71.43% of Operating Profit Target	- 0% of target incentive payment amount

• 71.43% or greater of Operating Profit Target but less than 77.14%	- 50% of target incentive payment amount

• 77.14% or greater of Operating Profit Target but less than 82.86%	- 60% of target incentive payment amount

• 82.86% or greater of Operating Profit Target but less than 88.57%	- 70% of target incentive payment amount

• 88.57% or greater of Operating Profit Target but less than 94.29%	- 80% of target incentive payment amount

• 94.29% or greater of Operating Profit Target but less than 100%	- 90% of target incentive payment amount

• 100% or greater of Operating Profit Target but less than 105.71%	- 100% of target incentive payment amount

• 105.71% or greater of Operating Profit Target but less than 114.29%	- 105% of target incentive payment amount

• 114.29% or greater of Operating Profit Target but less than 128.57%	- 110% of target incentive payment amount

• 128.57% or greater of Operating Profit Target but less than 142.86%	- 120% of target incentive payment amount (Washlow) - 115% of target incentive payment amount (others)

• 142.86% or greater of Operating Profit Target but less than 157.14%	- 130% of target incentive payment amount (Washlow) - 125% of target incentive payment amount (Ben) - 120% of target incentive payment amount (others)

• 157.14% or greater of Operating Profit Target but less than 171.43%	- 140% of target incentive payment amount (Washlow) - 135% of target incentive payment amount (Ben) - 122% of target incentive payment amount (others)

• 171.43% or greater of Operating Profit Target	- 150% of target incentive payment amount (Washlow) - 140% of target incentive payment amount (Ben) - 125% of target incentive amount (others)

4.	Other Terms

•	Incentive payments will be processed with the next regularly scheduled payroll after the approval by the Board of Directors of 2014 audited consolidated results, but not later than March 15, 2015, subject to changes approved by the Compensation Committee.

•	Consolidated Operating Profit will be calculated based on Cobra Electronics Corporation consolidated results.

•	To be eligible for full incentive consideration, unless otherwise provided by the participant’s employment agreement, the participant must be employed at December 31, 2014 and work the full calendar year. Participant’s who work at least 6 months of the calendar year will receive pro-rated incentive consideration based on the portion of the year during which they were employed.